                                                                      EXHIBIT 20
                  Volkswagen Credit Auto Master Owner Trust,
                                 Series 2000-1

--------------------------------------------------------------------------------

                 Distribution Date Statement: February 20, 2001
   a. Aggregate Amount of Collections                                      $334,038,864.57
      Aggregate Amount of Non-Principal Collections                        $  5,365,737.86
      Aggregate Amount of Principal Collections                            $328,673,126.71
      Pool Balance                                                         $696,854,556.01
      Residual Participation Amount                                        $196,854,556.01
      Excess Funding Account                                               $          0.00

   b. Series Allocation Percentage                                                  100.00%
      Floating Allocation Percentage                                                 71.75%
      Principal Allocation Percentage                                                  N/A

   c. Total Amount Distributed on Series 2000-1                            $  2,413,142.36

   d. Amount of Such Distribution Allocable to Principal on 2000-1         $          0.00

   e. Amount of Such Distribution Allocable to Interest on 2000-1          $  2,413,142.36

   f. Noteholder Default Amount                                            $          0.00

   g. Required Subordinated Draw Amount                                    $          0.00

   h. Noteholder Charge Offs                                               $          0.00
      Amounts of Reimbursements                                            $          0.00

   i. Monthly Servicing Fee                                                $    580,712.13
      Noteholder Monthly Servicing Fee                                     $    416,666.67

   j. Controlled Deposit Amount                                            $          0.00

   k. Series 2000-1 Invested Amount at end of period (Gross)               $500,000,000.00
      Outstanding Principal Balance                                        $500,000,000.00

   l. Available Subordinated Amount                                        $ 89,534,175.13

   m. Carry-over Amount                                                    $          0.00

   n. Reserve Account Balance                                              $  1,750,000.00

   o. Principal Funding Account Balance                                    $          0.00
      Yield Supplement Account Balance                                     $  1,750,000.00

  VW CREDIT, INC. - SERVICER                                              Page 1
  16-Feb-01
           VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                Monthly Servicer Report Input and Summary Page
                ----------------------------------------------

  TRANSACTION SUMMARY
  -------------------
                                                                 From                To       Days
                                                                 ----                --       ----
  Current Interest Period                                      1/22/2001          2/19/2001     29

  Series Allocation Percentage                                          100.00%

  Initial Principal Balance                                    $500,000,000.00
  Outstanding Principal Balance                                $500,000,000.00
  Principal Balance of Receivables for Determination Date      $704,316,416.37
  Amount Invested in Receivables on Series Issuance Date       $500,000,000.00
  Initial Invested Amount                                      $500,000,000.00
  Invested Amount at the Beginning of Period                   $500,000,000.00
  Series 2000-1 Invested Amount at End of Period (Gross)       $500,000,000.00
  Required Subordinated Amount                                 $ 89,534,175.13
  Excess Funding Account                                       $          0.00
  Series 2000-1 Invested Amount at End of Period (net
  of EFA)                                                      $500,000,000.00
  Available Subordinated Amount (previous period)              $ 87,104,220.99
  Incremental Subordinated Amount (previous period)            $ 39,159,015.51

  RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
  --------------------------------------------

  Yield Supplement Account Initial Deposit                     $  1,750,000.00
  Yield Supplement Account Beginning Balance                   $  1,750,000.00
  Yield Supplement Account Required Amount                     $  1,750,000.00

  Reserve Account Initial Deposit                              $  1,750,000.00
  Reserve Account Required Amount                              $  1,750,000.00
  Reserve Account Beginning Balance                            $  1,750,000.00

  Outstanding Carryover Amount - Beginning Balance             $          0.00
  Withdrawal from Yield Supplement Account                     $          0.00
  Outstanding Carryover Amount - Ending Balance                $          0.00
  Yield Supplement Account Balance - Ending Balance            $  1,750,000.00
  Yield Supplement Account Deposit Amount                      $          0.00

  Withdrawal from Reserve Account                              $          0.00
  Reserve Account Ending Balance                               $  1,750,000.00
  Reserve Account  Deposit Amount                              $          0.00

  1-month LIBOR Rate (annualized)                                    5.8362500%
  Certificate Coupon (annualized)                                       5.9913%
  Prime Rate (annualized)                                            8.5000000%
  Servicing Fee Rate (annualized)                                        1.000%
  Excess Spread                                                      1.5987500%

  TRUST PRINCIPAL RECEIVABLES
  ---------------------------

  Pool Balance at the Beginning of Period                      $705,986,453.24
  Pool Balance at the Ending of Period                         $696,854,556.01
  Average Aggregate Principal Balance                          $701,420,504.63
  Aggregate Principal Collections                              $328,673,126.71
  New Principal Receivables                                    $319,545,078.28
  Receivables Added for Additional Accounts                    $          0.00
  Noteholder Default Amount                                    $          0.00
  Net Losses                                                   $          0.00
  Noteholder Charge-offs                                       $          0.00
  Miscellaneous Paymnets (Adjustments and Transfer
  deposit amounts)                                             $          0.00
  Non-Principal Collections & Inv. Proceeds treated as         $          0.00
  Available Noteholder Principal Collections
  Monthly Interest Accrued, but not paid                       $          0.00
  Ineligible Receivables                                       $          0.00
  Excess Funding Account at Date of Determination              $          0.00
  Defaulted Receivables in Ineligible and Overconc.
  Accounts                                                     $          0.00

  MISCELLANEOUS DATA
  ------------------
  Recoveries on Receivables Written Off                        $          0.00
  Spread Over/Under Prime for Portfolio                                   0.09%
  Weighted Average Interest Rate                                          8.59%
  Previously waived Monthly Servicing Fee                      $          0.00

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)                0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------
Used Vehicle Receivables' Balance                              $ 32,094,940.98
Used Vehicle Percentage                                                  4.606%
Used Vehicle Percentage During Last Collection Period                    4.558%
Early Amortization Event?                                                   NO
Largest Dealer or Dealer Affiliation Balance                   $ 29,424,245.03
Largest Dealer Percentage                                                4.168%

Aggregate Principal Amount of Receivables of Dealers over 2%    52,891,169.94


SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                $334,038,864.57
Aggregate Amount of Non-principal Collections (including
 insurance proceeds & rebates)                                 $  5,365,737.86
Investment Proceeds                                            $     18,370.88
Aggregate Amount of Principal Collections                      $328,673,126.71
Asset Receivables Rate                                                   8.109%
Use Asset Receivables Rate?                                                 NO
Carryover Amount (this Distribution Date)                                  N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                     46.86%
Previous Collection Period Monthly Payment Rate                          41.60%
Monthly Payment Rate 2 collection periods ago                            49.19%
3-month Average Payment Rate                                             45.88%
Early Amortization Event?                                                   NO


ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                   YES
Last Day of Revolving Period                                               N/A
Invested Amount as of Last Day of Revolving Period                         N/A
Accumulation Period Length (months)                                        N/A
First Accumulation Date                                       TO BE DETERMINED
Expected Final Payment Date                                                N/A
Required Participation Percentage                                       104.00%
Principal Funding Account Balance                              $          0.00
Principal Payment Amount                                       $          0.00
Controlled Accumulation Amount                                 $          0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
-----------------------------------------

Noteholders
-----------
1.   Monthly Noteholder Interest Distribution                  $  2,413,142.36
2.   Noteholder Monthly Servicing Fee Distribution             $    416,666.67
3.   Reserve Account Deposit Amount Distribution               $          0.00
4.   Noteholder Default Amount Distribution                    $          0.00
5A   Unreimbursed Noteholder Charge-offs (net of Series
     Allocable Misc. Pmts)                                     $          0.00
5B.  Reinstate reductions in Series 2000-1 Available Subord.
     Amount                                                    $          0.00
6.   Outstanding Carryover Amount Distribution                 $          0.00
7.   Yield Supplement Account Deposit Amount Distribution      $          0.00
8.   Previuosly waived Monthly Servicing Fee Distribution      $          0.00
                                                               ---------------
            Excess Servicing                                   $  1,020,160.68

DEFICIENCY AMOUNT
-----------------
Deficiency Amount                                              $          0.00
Required Subordinated Draw Amount                              $          0.00

EXCESS FUNDING ACCOUNT
----------------------
Withdrawals to purchase Receivables (Since Issuance Date)      $          0.00
Additions in connection with a reduction in Receivables        $          0.00
Transfers to Principal Funding Account                         $          0.00

VW CREDIT, INC. -- SERVICER                                               Page 2
   16-Feb-01
           VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                    Summary
                                    -------

                       Collections            Accrual           Distribution
                       -----------            -------           ------------
From:                    22-Jan-01
To:                      19-Feb-01
Days:                           29

   LIBOR Rate           5.8362500%
    (1 month)

Series #                     1      Active
VCI Rating:                 N/A


              TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
              --------------------------------------------------

                             Series                                              Required           Required          Outstanding
Series       Series        Allocation       Invested         Subordinated      Participation     Participation           Note
Number        Name         Percentage        Amount             Amount          Percentage           Amount             Balance
------        ----         ----------        ------             ------          ----------           ------             -------

          Trust                          $500,000,000.00    $89,534,175.13          N/A         $609,534,175.13
        1 Series 2000-1      100.00%     $500,000,000.00    $89,534,175.13        104.00%       $609,534,175.13     $500,000,000.00

VW CREDIT, INC. -- SERVICER                                               Page 3
16-Feb-01
           VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                             SERVICING CERTIFICATE
                             ---------------------

INITIAL AMOUNTS                                                                   EXCESS SPREAD CALCULATION
---------------                                                                   -------------------------
Initial Invested Amount                       $500,000,000.00                     Weighted Average Rate Charged to Dealers   8.590%
Invested Amount                               $500,000,000.00                     LIBOR                                      5.836%
Controlled Accumulation Amount                          $0.00                     Note Rate (LIBOR+15.5 b.p.)                5.991%
Required Subordinated Amount                   $89,534,175.13                     Servicing Fee Rate                         1.000%
Annualized Servicing Fee Rate                            1.00%                    Investor Net Losses                        0.000%
                                                                                                                             ------
First Controlled Accumulation Date           TO BE DETERMINED                     Excess Spread                              1.599%
Accumulation Period Length (months)                       N/A
Expected Final Payment Date                               N/A
Initial Settlement Date                             10-Aug-00
Required Participation Percentage                      104.00%
Subordinated Percentage                                9.5890%

SERIES 2000-1 MONTHLY REPORTING

                                                                                      Required              Excess
                                             Series 2000-1        Invested          Subordinated            Funding
Principal Receivables                            Total             Amount              Amount               Amount
---------------------                            -----             ------              ------               ------
Series Allocation Percentage                           100.00%
Beginning Balance                             $500,000,000.00   $500,000,000.00      $89,534,175.13                 $0.00
  Floating Allocation Percentage                        71.75%            71.75%
  Principal Allocation Percentage                         N/A               N/A

Principal Collections                         $328,673,126.71   $328,673,126.71                 N/A                   N/A
New Principal Receivables                     $319,545,078.28   $319,545,078.28                 N/A                   N/A
Principal Default Amounts                               $0.00             $0.00                 N/A                   N/A
Receivables Added for Additional Accounts               $0.00             $0.00                 N/A                   N/A
Controlled Deposit Amount                               $0.00               N/A                 N/A                   N/A

"Pool Factor"                                                      100.00000000%

Ending Balance                                $500,000,000.00   $500,000,000.00      $89,534,175.13                 $0.00
  Floating Allocation Percentage                        71.75%            71.75%


Non-Principal Receivables
-------------------------

Non-Principal Collections                       $3,849,969.71
Recoveries on Receivables Written Off                   $0.00
Investment Proceeds                                $18,370.88

VW CREDIT, INC. -- SERVICER                                     Page 4
16-Feb-01

           VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                             SERVICING CERTIFICATE
                             ---------------------

Subordinated Amount & Reserve Fund                              Current               Previous
----------------------------------                              -------               --------
Available Subordination Amount (Previous)                    $87,104,220.99        $81,871,466.10
  Required Subordination Draw Amount                         $         0.00        $         0.00
  Reserve Account Funds to Noteholder Default Amount         $         0.00        $         0.00
Non-principal Collections & Inv. Proceeds treated as         $         0.00        $         0.00
                                                             --------------        --------------
Available Noteholder Principal Collections
(1) Subtotal                                                 $87,104,220.99        $81,871,466.10
(2) Subordination Percentage* Series 2000-1 Invested         $47,945,205.48        $47,945,205.48
Amount

(a) lower of (1) or (2)                                      $47,945,205.48        $47,945,205.48
(b) Incremental Subordinated Amount (previous period)        $         0.00        $         0.00
(c) Incremental Subordinated Amount                          $41,588,969.65        $39,159,015.51
(d) Payments from Excess Funding Account to Residual         $         0.00        $         0.00
Interestholder

Available Subordinated Amount                                $89,534,175.13        $87,104,220.99

  Overconcentration Amount                                   $52,891,169.94        $50,453,465.42

Beginning Reserve Account Balance                            $ 1,750,000.00        $ 1,750,000.00
Reserve Account Required Amount                              $ 1,750,000.00        $ 1,750,000.00
Withdrawal from Reserve Account                              $         0.00        $         0.00
Reserve Account Deposit Amount                               $         0.00        $         0.00
Ending Reserve Account Balance                               $ 1,750,000.00        $ 1,750,000.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections                          $ 5,365,737.86        $ 5,179,849.80
  Noteholder Non-Principal Collections                       $ 3,849,969.71        $ 3,668,519.26
  Residual Interestholder Non-Principal Collections          $ 1,515,768.15        $ 1,511,330.54
Investment Proceeds                                          $    18,370.88        $    19,295.54
Reserve Fund Balance                                         $ 1,750,000.00        $ 1,750,000.00
                                                             --------------        --------------
Total Non-Principal Available                                $ 7,134,108.74        $ 6,949,145.34

Interest Shortfall                                           $         0.00        $         0.00
Additional Interest                                          $         0.00        $         0.00
Carry-over Amount                                            $         0.00        $         0.00
Carry-over Shortfall                                         $         0.00        $         0.00
Additional Interest on Carry-over Shortfall                  $         0.00        $         0.00

Monthly Servicing Fee                                        $   580,712.13        $   588,322.04
Noteholder Monthly Servicing Fee                             $   416,666.67        $   416,666.67